Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Chief Financial Officer and Chief Administrative Officer of Elme Communities, each hereby certifies on the date hereof, that:
(a)the Annual Report on Form 10-K for the year ended December 31, 2023 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Elme Communities.

DATE:	February 16, 2024	/s/ Paul T. McDermott
Paul T. McDermott
Chief Executive Officer

DATE:	February 16, 2024	/s/ Steven M. Freishtat
Steven M. Freishtat
Chief Financial Officer
(Principal Financial Officer)

DATE:	February 16, 2024	/s/ W. Drew Hammond
W. Drew Hammond
Chief Administrative Officer
(Principal Accounting Officer)